UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported): February 26, 2019

LSB Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7677	73-1015266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma	73107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-4546
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 26, 2019, LSB Industries, Inc. (the “Company”) and each of the Company’s subsidiaries signatory thereto entered into the Second Amendment to the Third Amended and Restated Loan and Security Agreement (the “Revolver Amendment”), with the lender identified on the signature pages thereto and Wells Fargo Capital Finance, LLC, as the arranger and administrative agent. The Revolver Amendment amends the Company’s existing working capital revolver to (i) extend the latest stated maturity date thereof to February 26, 2024, (ii) increase the commitments thereunder from $50,000,000 to $75,000,000 and (iii) effect certain related and corresponding changes.

A copy of the Revolver Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The above summary of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Revolver Amendment.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

4.1
Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of February 26, 2019, by and among Wells Fargo Capital Finance, LLC, as the arranger and administrative agent, the lenders party thereto, LSB Industries, Inc. and its subsidiaries identified on the signature pages thereto as borrowers and the Company’s subsidiaries identified on the signature pages thereto as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB INDUSTRIES, INC.

Date: February 27, 2019	By:	/s/ Cheryl Maguire
	Name:	Cheryl Maguire
	Title:	Senior Vice President and Chief Financial Officer